As filed with the Securities and Exchange Commission on July 1, 2010.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WILLBROS GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	30-0513080
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4400 Post Oak Parkway
Suite 1000
Houston, TX 77027
(Address, including zip code, of registrant’s principal executive offices)
Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan
(Full title of the plan)
Robert R. Harl
President and Chief Executive Officer
Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, TX 77027
(713) 403-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy To:
Robert J. Melgaard, Esq.
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8548 (Facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, $.05 par value	2,100,000	$7.68	$16,128,000	$1,150

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the above-named plan to prevent dilution resulting from any future stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $7.68 per share, the average of the high and low sales prices for the Common Stock as reported on the New York Stock Exchange on June 30, 2010.

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Willbros Group, Inc. (the “Company”) to register 2,100,000 shares of the Company’s common stock issuable to eligible participants under the Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
*Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Commission under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:
•	The Company’s annual report on Form 10-K for the year ended December 31, 2009;

•	The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2010;

•	The Company’s current reports on Form 8-K filed on March 16, 2010 (as amended on Form 8-K/A filed on March 18, 2010), May 20, 2010,* May 28, 2010 and June 28, 2010; and

•	The description of the Company’s common stock contained in Amendment No. 1 to the Registration Statement on Form S-4 as declared effective by the Commission on December 29, 2008, including any subsequent amendment or report filed for the purpose of updating such description.

*	Information furnished in this current report on Form 8-K is not incorporated herein.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished pursuant to any current report on Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
            Not applicable.
Item 5. Interests of Named Experts and Counsel.
            Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Company is a corporation organized under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Company’s bylaws provide that the corporation shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the directors and officers of the Company have entered into specific agreements which provide for indemnification of such persons by the Company under certain circumstances.
     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The Company maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities.
Item 7. Exemption from Registration Claimed.
             Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	Certificate of Incorporation of Willbros Group, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (filed as Exhibit B to the Proxy Statement on Schedule 14A, filed April 23, 2010, and incorporated herein by reference).

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Conner & Winters, LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page).
Item 9. Undertakings.
             (a) The undersigned Registrant hereby undertakes:
                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:
                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 1st day of July, 2010.

WILLBROS GROUP, INC.
By:	/s/ Robert R. Harl
Robert R. Harl
President, Chief Executive Officer and Chief Operating Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert R. Harl and Van A. Welch, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Director and Chairman of the Board
John T. McNabb, II

/s/ Robert R. Harl	Director, President, Chief Executive	July 1, 2010
Robert R. Harl	Officer and Chief Operating Officer
(Principal Executive Officer)

/s/ Van A. Welch	Chief Financial Officer and Senior Vice	July 1, 2010
Van A. Welch	President (Principal Financial Officer
and Principal Accounting Officer)

Director
Michael J. Bayer

/s/ William B. Berry	Director	July 1, 2010
William B. Berry

/s/ Arlo B. DeKraai	Director	July 1, 2010
Arlo B. DeKraai

Director

Edward J. DiPaolo

/s/ Robert L. Sluder	Director	July 1, 2010
Robert L. Sluder

/s/ S. Miller Williams	Director	July 1, 2010
S. Miller Williams

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Certificate of Incorporation of Willbros Group, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc. (filed as Exhibit 3.2 to the Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Willbros Group, Inc. 2010 Stock and Incentive Compensation Plan (filed as Exhibit B to the Proxy Statement on Schedule 14A, filed April 23, 2010, and incorporated herein by reference).

5	Opinion of Conner & Winters, LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Conner & Winters, LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page).